EXHIBIT 10.44








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                              CONVERTIBLE TERM NOTE

$1,500,000.00                                                      June 3, 1999

         FOR VALUE RECEIVED, on or before May 31, 2004 ("Maturity Date"), the undersigned and if more than one, each of them, jointly and severally (hereinafter referred to as "Borrower"), promises to pay to the order of THE SCHLINGER FOUNDATION ("Schlinger") at its offices in 1944 Edison Street, Santa Yinez, California 93460, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) ("Total Principal Amount"), together with interest at the rate set forth below.

     1. Interest Rate. The unpaid principal amount of this Note shall bear interest at a rate per annum which shall be equal to twelve percent (12%) ("Contract Rate"); provided, however, in no event shall the Contract Rate exceed the maximum rate allowed by applicable law.

     2. Repayment Terms. The principal of and all accrued but unpaid interest on this Note (the "Loan") shall be due and payable as follows:

          (a) interest shall be due and payable monthly as it accrues, commencing on the 30th day of June, 1999 and continuing on the last day of each successive month thereafter during the term of this Note; and

          (b) principal of the Loan shall be due and payable in one installment of all unpaid principal and accrued unpaid interest on May 31, 2004.

     3. Prepayment Penalty. On or after the second anniversary of the date hereof, Borrower may prepay the Loan in full or in part at any time prior to May 31, 2004, provided, that the Borrower shall (i) give Schlinger thirty (30) days' written notice of the Borrower's intention to do so and (ii) pay to Schlinger, as liquidated damages and not as a penalty, an amount equal to the twelve percent (12%) multiplied by the principal amount of the Loan being prepaid at such time.

     4. Loan Documents. This Note is subject to the terms and conditions set forth in that certain Loan Agreement dated June __, 1999 by and between Borrower and Schlinger, as may be amended from time to time (the "Loan Agreement"). All capitalized terms used herein that are not otherwise defined herein shall have the same meaning given to such terms in the Loan Agreement. This Note, the Loan Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note are hereinafter collectively referred to as the "Loan Documents". The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

     5. Purpose. Borrower agrees that no proceeds of the Loan under this Note shall be used for personal, family or household purposes, and that the proceeds of the Loan hereunder shall be used solely for business, commercial, investment or other similar purposes.

     6. Event of Default. Borrower agrees that upon the occurrence of any one ormore of the following events of default ("Event of Default"):


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          (a)  failure of Borrower to pay when due any  installment of principal of or interest on this Note or on any other indebtedness now or hereafter owing by Borrower to Schlinger, or

          (b) the occurrence of any event of default specified in any of the other Loan Documents; or

          (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of Borrower;

the holder of this Note may, at its option,  without  further  notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the other Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing. The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the other Loan Documents as originally provided herein or therein.

7.       Conversion Rights.

          (a) Conversion into Shares of Common Stock at Option of Holder. At any time, the holder of this Note ("Holder") shall have the right by delivering at least five (5) business days prior to the anticipated conversion date an irrevocable Conversion Notice (as defined below) to convert all or any part (in integral multiples of $500,000) of the principal balance this Note into such number of fully paid and non-assessable shares of common stock, $.001 par value, of the Borrower (the "Common Stock") as is equal to the amount of unpaid principal under this Note to be converted as specified in the Conversion Notice, divided by the Conversion Price (as defined below) then in effect.

          (b)  Conversion into Shares of Common Stock at Option of Borrower.  If
               (i) the average closing bid price (as reported on the NASDAQ) of a share of Common Stock for a twenty-five (25) consecutive trading day period (the "Average Closing Price") is at least $4.00 per share (the "Target Price"), or (ii) an underwriter for the Borrower's Common Stock shall have agreed to sell in a firm commitment underwriting on behalf of Schlinger the Common Stock to be held by Schlinger upon conversion hereunder to result in


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               net  proceeds  (after  underwriting  discounts,  commissions  and expenses) to Schlinger from such offering of not less than $1,500,000, the Borrower shall have the right (subject to the requirements set forth in the next sentence) to convert all or any part (in integral multiples of $500,000) of the unpaid principal of this Note into such number of fully paid and non-assessable shares of Common Stock as is equal to the amount of unpaid principal of this Note to be converted as specified in the Conversion Notice, divided by the Conversion Price (as defined below) then in effect. Upon receipt of a Conversion Notice from the Borrower, Holder may elect, upon one (1) business day's notice, to have such conversion be effected prior to the conversion date specified in the Conversion Notice.

          (c) Obligations Upon Conversion. In the event of any conversion of all or any part of this Note by either Borrower or Holder, all accrued but unpaid interest on the principal to be converted to, but not including, the effective date of such conversion shall be paid to Holder within ten (10) business days of such conversion. Upon the conversion of all or any part of this Note by either
               Borrower  or  Holder,  Holder  shall  deliver  this  Note  to the
               Borrower and, upon such delivery, Holder shall be entitled to receive, as soon as practicable but in no event later than ten
               (10)  days  thereafter,  and  the  Borrower  shall  issue:  (i) a certificate evidencing the number of shares of Common Stock issuable upon conversion hereof ("Conversion Shares") (or if such shares of Common Stock have been converted into cash, securities or other property in connection with the sale, transfer or other disposition of the Borrower or substantially all of the Borrower's assets, such cash, securities or other property), (ii) payment of any accrued but unpaid interest to, but not including, the effective date of such conversion, (iii) cash for any fractional share resulting from the conversion of this Note into Common Stock, and (iv) a replacement Note evidencing the remaining balance not converted. As soon as practicable after the date of such conversion and the surrender of this Note, the Borrower shall cause to be issued and delivered to Holder, or to Holder's written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion (or if such shares of Common Stock have been converted into cash, securities or other property in connection with a sale, transfer or other disposition of all or substantially all of the Borrower's assets, such cash, securities or other property) in accordance with the provisions hereof and cash for any fractional share.

          (d) Conversion Price; Conversion Notice. For purposes hereof, the term "Conversion Price" shall initially mean $0.375. For purposes hereof, the term "Conversion Notice" shall mean a written notice delivered pursuant to conversion by Borrower or Holder as described above specifying the principal amount hereunder to be converted, and the date on which such conversion is proposed to be completed.

          (e) Adjustment for Stock Splits and Combinations. If at any time or from time to time after the date hereof, the Borrower (i) effects a subdivision of the outstanding Common Stock, then, and in each such event, the then current Conversion Price shall be proportionately decreased, or (ii) combines the outstanding shares of Common Stock into a smaller number of shares, then, and in each such event, the Conversion Price shall be proportionately increased. Any adjustment under this paragraph shall become


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               effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Certain Dividends and Distributions. If at any time or from time to time after the date hereof, the Borrower makes a dividend or other distribution payable in additional shares of Common Stock, then, and in each such event, the then current Conversion Price shall be decreased by multiplying the then current Conversion Price by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

          (g) Adjustments for Other Dividends and Distributions. If at any time or from time to time after the date hereof, the Borrower makes a dividend or other distribution payable in securities of the Borrower other than shares of Common Stock, then and in each such event, provision shall be made so that Holder shall receive upon conversion of this Note, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Borrower that Holder would have received had this Note been converted into Common Stock on the date of such event and had Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by Holder during such period, subject to all other adjustments called for during such period hereunder with respect to the rights under this Note.

          (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the date hereof, the Common Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, exchange or otherwise (other than a subdivision or combination of shares or dividend or distribution provided for above), then and in any such event thereafter this Note shall be convertible into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, exchange or other change by holders of the number of shares of Common Stock into which the Note could have been converted immediately prior to such recapitalization, reclassification or exchange, all subject to further adjustment as provided herein.

          (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion hereof. In lieu of any fractional shares to which Holder would otherwise be entitled, the Borrower shall pay cash equal to the fair market value of the fractional share of Common Stock into which this Note would otherwise be converted.

8.       Registration Rights.

         (a)  Optional Registrations.


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               (i)  If the Borrower  decides to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act on a form which is suitable for an offering for cash of shares of the Borrower held by third parties and which is not a registration solely to implement an employee benefit plan or a transaction to which Rule 145, S-8 or any other similar rule of the Securities and Exchange Commission (the "Commission") is applicable, the Borrower will promptly give written notice to the Holder, and the Borrower will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Holder requests be included in such registration by a written notice delivered to the Borrower within fifteen (15) days after the notice given by the Borrower. The Holder agrees that any securities it requests to be included in a Company registration pursuant to this Section 8(a) shall be included by the Borrower on the same form of registration statement as has been selected
                    by  the  Borrower  for  the   securities   the  Borrower  is
                    registering for sale for its own account.

               (ii) If  the   registration   involves  an  underwritten   public
                    offering, the Borrower will not be required to register Registrable Securities in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"), which recommendation, and supporting reasoning, shall be delivered in writing to the Holder. If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall first be allocated to the Borrower for securities being sold for its own account and thereafter shall be allocated to the Holder requesting inclusion in the registration.

               (iii)If the Borrower elects to terminate any  registration  filed under this Section 8(a), the Borrower will have no obligation to register the securities sought to be included by the Holder in such registration. If the Borrower includes in such registration any securities to be offered by it, all expenses of the registration and offering and the reasonable fees and expenses of not more than one independent counsel for the Holder will be borne by the Borrower, except that the Holder will bear underwriting discounts and commissions attributable to its Registrable Securities being registered and transfer taxes on shares being sold by it.

         (b)   Required Registrations.

               (i) If the Holder notifies the Borrower in writing that the Holder intends to offer for public sale any Registrable Securities, the Borrower will cause the Conversion Shares as may be requested by the Holder to be included in a registration statement under the Securities Act of 1933, as amended (the "Securities Act"). In connection with one (1) registration made by the Borrower pursuant to this Section 8(b), all expenses of such registration and the reasonable fees and expenses of not more than one independent counsel for the Holder will be borne by the Borrower, except that the Holder will bear underwriting discounts and commissions and transfer taxes on shares being sold by the Holder. The Borrower shall not be required to file any registration


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                    statement for securities  other than shares of Common Stock, although any conversion of this Note may be conditioned upon such registration statement becoming effective, to the extent that the conversion relates to Conversion Shares covered by the Holder's written notice of an intended public offering. In connection with all other registrations made by the Borrower pursuant to this Section 8(b), all expenses of any such registrations (other than audit and "blue sky" fees and expenses, which fees and expenses will be borne by the Borrower) shall be borne by the Holder; provided, however, that if the Borrower for its own account or any other holder of shares elects to register its shares under this Section 8(b) as permitted below, the expenses of such registration shall be borne pro rata by all parties to the registration based upon the ratio that the number of such shares being registered by such entity bears to the total number of shares to be registered pursuant to this Section 8(b). Except as provided in Section 8(c), this Section 8(b) will not apply to a request for registration on Form S-3 (or successor form) which will be governed by Section 8(c). In the event any registration attempted under this Section 8(b) pursuant to which the Borrower would be responsible for the above expenses of the Holder is not consummated, then the
                    Borrower   shall  pay  such   expenses   and  shall   remain
                    responsible for the above expenses of the Holder with respect to one (1) consummated registration under this
                    Section 8(b).

               (ii) The registration  statement filed pursuant to the request of the Holder may include other securities of the Borrower, with respect to which "piggyback" registration rights have been granted, and may include securities of the Borrower being sold for the account of the Borrower; provided, however, that if the Borrower shall request inclusion in any registration pursuant to this Section 8(b) of the securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this
                    Section 8(b), the Holder shall, on behalf of all entities requesting inclusion in such registration, offer to include such securities in the offering and may condition such offer on their acceptance of any other reasonable conditions (including, without limitation, if such offering is underwritten, that such requesting holders agree in writing to enter into an underwriting agreement with usual and customary terms). Notwithstanding any other provisions of this Section 8(b), if the representative of the underwriters advises the Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated first to the Holder, second to the Borrower and thereafter to the holders requesting inclusion in the registration on the basis of the number of shares each requesting holder requests be included bears to the total number of shares of all requesting holders that have been requested be included in such registration. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Borrower, the underwriter or the Holder. The securities so excluded shall also be withdrawn from registration.


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         (c)   Form S-3.

               (i) Once the Borrower is eligible to effect a registration of its securities under Form S-3 (or a successor form), the Holder will have the right to request and have effected registrations of shares of its Registrable Securities on Form S-3 as long as the aggregate proposed offering price is not less than $1,000,000 for any such registration.

               (ii) Upon written request of the Holder,  the Borrower will cause the registration of all Registrable Securities on Form S-3 or such successor form to the extent requested by the Holder. All expenses incurred in connection with such registration requested pursuant to this Section 8(c) shall be borne by the Holder; provided, however, that if the Borrower for its own account or any other holder of shares elects to register its shares as permitted below, the expenses of such registration shall be borne pro rata by all parties to the registration based upon the ratio that the number of such shares registered by such entity bears to the total number of shares to be registered; provided, further, however, that if the Holder elects to treat this request as a required registration pursuant to Section 8(b) above, then the Borrower, if requested by the Holder, will bear all such expenses as provided in such Section to the extent that it would be required to pursuant to said Section.

               (iii)The registration  statement filed pursuant to the request of the Holder may include other securities of the Borrower, with respect to which "piggyback" registration rights have been granted, and may include securities of the Borrower being sold for the account of the Borrower; provided, however, that any Cutback shall be dealt with in the same manner as the second paragraph of Section 8(b).

         (d) Procedure for Registration. Whenever the Borrower is required under this Agreement to register Common Stock, it agrees to the following:

               (i) Use all reasonable efforts to prepare promptly for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act for the period necessary to complete the proposed public offering, but not more than 180 days;

               (ii) Furnish  to  each   selling   holder  such  copies  of  each
                    preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of its Common Stock;

               (iii)Enter  into  any  underwriting   agreement  with  provisions
                    reasonably required by the proposed underwriter for the selling holders, if any; and

               (iv) Use all reasonable efforts to register or qualify the Common
                    Stock covered by the registration statement under the securities or "blue-sky" laws of such jurisdictions as any


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                    selling holder may reasonably request, although the Borrower will not have to register in any states that require it to qualify to do business or subject itself to general service of process, and for a registration under Section 8(a), the Borrower will not be required to register in more states than are necessary to permit the sale of the securities.

         (e) Limitation on Registration. The Borrower is not required to file a registration statement requested under Sections 8(b) or 8(c) prior to the earlier of (i) twenty- four (24) months from the date of this Agreement, or (ii) ninety (90) days following the effective date of any other registration statement initiated by the Borrower except for registrations being initiated solely to implement an employee's benefit plan. The Borrower is not required to file a registration statement requested under Section 8(b) unless requested by holders owning in the aggregate a majority of the Registrable Securities. The Borrower may postpone the filing of any registration statement required under Sections 8(b) or 8(c) for a reasonable period of time, not to exceed ninety (90) days, if the Borrower has been advised by legal counsel that such filing would require the disclosure of a material fact, and the Borrower determines reasonably and in good faith that such disclosure would have a material adverse effect on the Borrower. In addition, if (i) in the good faith judgment of the Board of Directors of the Borrower, a required registration under Section 8(b) or 8(c) would be seriously detrimental to the Borrower and the Board of Directors of the Borrower concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Borrower shall furnish to the Holder a certificate signed by the President of the Borrower stating that in the good faith judgment of the Board of Directors of the Borrower, it would be seriously detrimental to the Borrower for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Borrower shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Holder, and, provided further, that the Borrower shall not defer its obligation in this manner more than once in any twelve-month period.

          (f) Indemnification. Subject to applicable law, the Borrower will indemnify each underwriter and the Holder and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation by the Borrower of the Securities Act, any state securities or "blue-sky" laws or any applicable rule or regulation. This indemnification will not apply to any claims, losses, damages or liabilities to the extent they may have been caused by an untrue statement or omission based upon information furnished in writing to the Borrower by such underwriter, the Holder, or controlling person, respectively, expressly for use in the registration statement. With respect to such untrue statement or omission in the information furnished in writing to the
               Borrower by the Holder, such person will indemnify the underwriters, the Borrower, its directors and officers, the other persons selling securities under the registration statement and each person controlling any of them against any losses, claims,


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

               damages, expenses or liabilities to which any of them may become subject as a result of such untrue statement or omission (including those incurred in connection with investigating or defending against such claims).

          (g) Rule 144 Requirements. The Borrower will file with the Commission such information as the Commission may require and will make available Rule 144 under the Securities Act (or any successor exemptive rule).

          (h) Obligations of Investor and Others in a Registration. The Holder agrees timely to furnish such information regarding such person and the securities sought to be registered and to take such other action as the Borrower may reasonably request in connection with the registration, qualification or compliance. The Borrower agrees that, in connection with any offering undertaken pursuant to Section 8(b), the Holder shall have the right if it deems an underwriter or underwriters necessary or appropriate, to designate such underwriter(s), which underwriters shall be reasonably acceptable to the Borrower and subject to the written approval of the Borrower, which approval shall not be unreasonably withheld. If the registration involves an underwriter, the Holder agrees, upon the request of such underwriter, not to sell any unregistered securities of the Borrower for a period of ninety (90) days following the effective date of the registration statement for such offering and to enter into an underwriting agreement with such underwriters containing usual and customary terms and provisions.

          (i) Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Borrower will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all the holders of Registrable Securities to be registered under such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Borrower with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such holders' and such underwriters' respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.

          (j) Rule 144A. The Borrower agrees that, upon the request of any holder of Registrable Securities or any prospective purchaser of Registrable Securities designated by a holder, the Borrower shall promptly provide (but in any case within 15 days of a request) to such holder or potential purchaser, the following information:


               (i) a brief statement of the nature of the business of the Borrower and any Subsidiaries and the products and services they offer;

               (ii) the most recent  consolidated  balance sheets and profit and
                    losses  and  retained  earnings   statements,   and  similar


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

                    financial statements of the Borrower for the two most recent fiscal years (such financial information shall be audited, to the extent reasonably available); and

               (iii)such   other   information    about   the   Borrower,    any
                    Subsidiaries, and their business, financial condition and results of operations as the requesting holder or purchaser of such Registrable Securities shall request in order to comply with Rule 144A, as amended, and the antifraud provisions of the federal and state securities laws.

         The Borrower hereby represents and warrants to any such requesting holder and any prospective purchaser of Registrable Securities from such holder that the information provided by the Borrower pursuant to this Section 8(j) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          (k) Limitations on Subsequent Registration Rights. The Borrower will not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of any securities of the Borrower which would grant such holder or prospective holder registration rights with respect to securities of the Borrower.

          (l)  Definitions. For purposes of this Note:

               "Conversion Shares" shall mean any securities of the Borrower issued or issuable upon conversion of this Note.

               "Registrable Securities" shall mean any shares of Common Stock issuable to the Holder upon conversion of this Note and any other Common Stock distributable on, with respect to, or in substitution for such Registrable Securities, including those which have been transferred as permitted under Section 8(h), except for those that have been sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

9.       Compliance With Usury Laws.

                  (a) No interest rate specified in this Note or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the Contract Rate for the Loan or any other indebtedness, liability or obligation shall exceed the Maximum Rate, thereby causing the interest accruing thereon to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate therefor shall not reduce the rate of interest therefor below the Maximum Rate until the aggregate amount of interest accrued thereon equals the aggregate amount of interest which would have accrued thereon if the Contract Rate had at all times been in effect.

                  (b) Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, none of the terms and provisions of this Note or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and Schlinger shall never charge, receive, take, collect, reserve or apply, as interest on the Loan or any other indebtedness, liability or obligation, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other


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

         obligation provided for in this Note or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 9 (b) or (ii) an amount, which when added to all other interest payable under this Note and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, Schlinger ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Loan or any other indebtedness, liability or obligation and treated hereunder as such; and if the Loan or any other indebtedness, liability or obligation, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower or other applicable Obligor or Obligors (as appropriate). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower and the other Obligors and Schlinger shall, to the maximum extent permitted by applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loan or any other indebtedness, liability or obligation, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Loan or any other indebtedness, liability or obligation; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Schlinger shall refund to the Borrower or other applicable Obligor or Obligors (as appropriate) the amount of such excess and, in such event, Schlinger shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate. The terms of this Section shall be deemed to be incorporated into every other Loan Document.

         As used herein the term "Maximum Rate" means, with respect to Schlinger, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the Loan or other amount as to which such rate is to be determined, payable to Schlinger pursuant to this Note or any other Loan Document, under laws applicable to Schlinger which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly rate ceiling described in, and computed in accordance with the Texas Finance Code or any successor or replacement statute; provided, however, that, to the extent permitted by applicable law, Schlinger shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

         10. Costs of Collection; Waivers. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or


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

through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees. Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral indulgences or partial payments, either before or after maturity.

         11. Governing Law; Venue; Submission to Jurisdiction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS. BORROWER AGREES THAT DALLAS COUNTY, TEXAS SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS NOTE, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. BORROWER CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         12. Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

         13. Final Agreement. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN SCHLINGER AND BORROWER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    BORROWER:

                                    KARTS INTERNATIONAL INCORPORATED

                                    By:    /s/ Charles Brister
                                           -------------------------
                                    Name:      Charles Brister
                                    Title:     President & C.E.O.







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